UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 18, 2012

GLEACHER & COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14140

(Commission File Number)

22-2655804

(IRS Employer Identification No.)

1290 Avenue of the Americas

New York, New York

(Address of Principal Executive Offices)

10104

(Zip Code)

(212) 273-7100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on June 19, 2012 Gleacher & Company, Inc. (the “Company”) received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that it was not in compliance with the $1.00 minimum closing bid price per share required by the continued listing requirements set forth in NASDAQ Listing Rule 5450(a)(1) (the “Rule”), and that, pursuant to Listing Rule 5810(c)(3)(A), the Company had been granted 180 calendar days, or until December 17, 2012, to regain compliance with the Rule.

On December 18, 2012, the Company received a delisting letter from NASDAQ notifying the Company that it had not regained compliance with the Rule during the 180-day period and that the Company’s common stock is therefore subject to delisting from The NASDAQ Global Market, unless the Company requests a hearing before the NASDAQ hearings panel (the “Panel”).  The Company has requested a hearing before the Panel, which request has stayed the delisting of the Company’s common stock pending a determination by the Panel following the hearing.  At the hearing, the Company will present to the Panel its plan to regain compliance.  This plan will include effecting a reverse stock split of the Company’s common stock.

Under NASDAQ’s Listing Rules, the Panel may, having heard this plan and in its discretion, determine to allow the Company to remain listed on the NASDAQ Global Market for a maximum of 180 calendar days from the date of the NASDAQ Staff’s delisting notification.  However, there can be no assurance that the Company’s appeal will be successful, or that the reverse stock split will successfully allow the Company to regain compliance with the Rule.

To facilitate the Company’s plan of compliance, on December 20, 2012 the Company’s board of directors approved, subject to stockholder approval, an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock (the “Reverse Stock Split”).  Pursuant to the resolutions, the Reverse Stock Split will be implemented, if at all, at a ratio such that each ten shares or twenty shares of the Company’s common stock (or other whole number of shares within that range) owned by a stockholder shall be combined into one share of the Company’s common stock, with the actual Reverse Stock Split ratio to be later determined by the Board.  The Company intends to seek stockholder approval for the amendment at its 2013 Annual Meeting of Stockholders, currently expected to be held in May.

Item 8.01.                                        Other Events.

On December 20, 2012, the Company’s board of directors approved, subject to stockholder approval, an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split.  The Company intends to submit this proposal to its stockholders at the 2013 Annual Stockholders Meeting, currently expected to be held in May.  For further information regarding this action, see Item 3.01, “Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing” above, which is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLEACHER & COMPANY, INC.

	By:	/s/ Thomas J. Hughes
	Name:	Thomas J. Hughes
	Title:	Chief Executive Officer

Dated: December 21, 2012

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